Exhibit 99.2

Virtuix Forms Special Committee to Pursue Strategic Acquisitions in
Defense Training Market

Board-Led Initiative Aims to Accelerate Revenue Growth and Expand Government
Contract Access Following Growing Momentum in Defense Sector

Committee Is Evaluating Targets Offering Contract Vehicles, Past Performance, and
Synergistic Capabilities

AUSTIN, TEXAS – May 7, 2026 – Virtuix Holdings Inc. (NASDAQ: VTIX), a leading developer of full-body virtual reality (VR) systems, today announced that its Board of Directors has formed a special committee to evaluate potential acquisitions in the defense training and simulation industry. The committee is actively reviewing multiple acquisition opportunities, including targets in advanced-stage discussions, with a focus on companies that provide immediate access to government contract vehicles and recurring defense revenues in the $10M-$50M range.

The initiative reflects Virtuix’s growing momentum in the defense sector and its commitment to scaling its Virtual Terrain Walk (“VTW”) and Omni technology platforms across the U.S. military and allied forces. The Company is prioritizing acquisitions that it believes can accelerate its revenue scale in 2026 and enhance its position in AI-driven immersive training solutions.

The Board believes that a strategic acquisition in the defense training space could provide several key benefits in addition to boosting revenues, including positioning Virtuix to expand into larger multi-year contracts, acquiring valuable “past performance” credentials that are critical for winning large government contracts, and gaining access to established sales channels and contract vehicles across all branches of the U.S. military. Additionally, Virtuix believes there may be meaningful synergies between its 360-degree movement technology and the capabilities of potential acquisition targets, including opportunities for cross-selling, enhanced training solutions, and more competitive contract bids. Virtuix is integrating AI-driven adaptive simulation and real-time performance analytics into its VR training environments, an area of increasing demand across U.S. defense programs.

“We are seeing increasing demand for immersive and AI-enhanced training solutions across the defense sector, and we believe strategic acquisitions can significantly accelerate our revenue scale and government contracting capabilities.,” said Jan Goetgeluk, Chief Executive Officer of Virtuix. “Given our current revenue multiple, we believe a transaction would be highly accretive to our shareholders.”

The formation of the special committee builds on Virtuix’s expanding footprint in the defense market. The Company has already sold systems to the U.S. Army and Air Force, entered into a development agreement with the U.S. Navy, and recently announced it was selected as the lead integrator on the development of a VR training system for the U.S. Marine Corps. These engagements underscore the growing demand for immersive, movement-based training solutions. The global military simulation and immersive training market continues to expand rapidly as defense agencies increase investment in AI-enabled readiness technologies.

Management will provide additional details on its acquisition strategy during an investor webinar this Friday, May 8, 2026, at 11:00am ET. There can be no assurance that Virtuix will identify or consummate any acquisition on favorable terms, or at all.

Investor Webinar

Virtuix Chief Executive Officer Jan Goetgeluk will host an investor webinar on Friday, May 8, 2026, at 11:00am ET to discuss the company’s growth strategy, business model, and recent commercial successes and developments. To attend or watch a replay, please sign up here.

About Virtuix

Virtuix Holdings Inc. (NASDAQ: VTIX) is a leading manufacturer of full-body virtual reality systems for consumer, enterprise, and defense markets. The company’s premier portfolio of “Omni” omni-directional treadmills enables players to walk and run in 360 degrees inside video games and other virtual reality applications. With a commitment to innovation, Virtuix continues to push the boundaries of XR and AI, delivering immersive experiences to users worldwide. For more information, visit virtuix.com.

Please visit the Company’s new Investor Relations website at invest.virtuix.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. When the Company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate,” “could,” “would,” “potential” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. Forward-looking statements in this press release include, without limitation, statements regarding the Company’s plans to pursue strategic acquisitions, the potential benefits of any such acquisition, the expected synergies, the potential impact on revenues or shareholder value, and the Company’s position in the defense training market. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the actual results to differ materially from the Company’s expectations discussed in the forward-looking statements. These statements are subject to uncertainties and risks including, but not limited to, the Company’s ability to identify, negotiate, and complete acquisitions on favorable terms or at all; the ability to successfully integrate any acquired business; risks related to government contracting, including contract cancellations, modifications, or funding changes; the uncertainties related to market conditions; and other factors discussed in the “Risk Factors” section of the Company’s registration statement filed with the SEC. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Additional factors are discussed in the Company’s filings with the SEC, which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

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Company Contact

Lauren Premo
Virtuix Inc.
press@virtuix.com

Investor Relations Contact

Chris Tyson
MZ Group

Direct: 949-491-8235

VTIX@mzgroup.us